Collaborative Investment Series Trust 485BPOS

Exhibit 99(h)(xxx)

Amendment
NO.10 to

services agreement

This AMENDMENT No. 10 (“Amendment”) is made as of October 1, 2021, by and among Collaborative Investment Series Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated March 11, 2019, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties desire to add the following Funds to the portfolio of the Client along with the corresponding Authorized Participant fees: (i) The NextGen Trend and Defend ETF (ii) Rareview Systematic Equity ETF (iii) Rareview Inflation/Deflation ETF; and

WHEREAS; the Parties wish to remove the following Fund from the portfolio of the Client: (i) Trend Aggregation US ETF (ii) Trend Aggregation Conservative ETF (iii) Trend Aggregation Managed Futures Strategy ETF.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to the Annex to Schedule 2 – List of Funds.

The Annex to Schedule 2 is hereby deleted in its entirety and replaced with the Annex to Schedule 2 attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

COLLABORATIVE INVESTMENT SERIES TRUST
By:	/s/ Gregory Skidmore
Name:	Gregory Skidmore
Title:	Chief Executive Officer
Date:

CITIBANK, N.A.
By:	/s/
Name:
Title:
Date:

CITI FUND SERVICES OHIO, INC.
By:	/s/
Name:
Title:
Date:

Annex to Schedule 2 to Services Agreement

List of Funds

Fund Name	Authorized Participant Fee Per Create/Redeem (USD)
Trend Aggregation ESG ETF	250
The Active Dividend Stock ETF	250
Trend Aggregation Growth ETF	250
Rareview Dynamic Fixed Income ETF	250
Rareview Tax Advantaged Income ETF	250
The SPAC and New Issue ETF	250
FOMO ETF	250
Fat Tail Risk ETF	100
The De-SPAC ETF	250
The Short De-SPAC ETF	100
Adaptive Core ETF	250
Mindful Conservative ETF	250
Mohr Growth ETF	250
Goose Hollow Tactical Allocation ETF	250
Revere Sector Opportunity ETF	250
The Green Bond ETF	350
The Green Short Term Bond ETF	250
The Impact Bond ETF	600
Tuttle Capital Short Innovation ETF	250
The ESG Orphans ETF	250
The Inverse ESG Orphans ETF	250
The NextGen Trend and Defend ETF	100
Rareview Systematic Equity ETF	250
Rareview Inflation/Deflation ETF	250

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